Exhibit 99.1

Leo Holdings Corp. and Digital Media Solutions LLC (“DMS”) Raise 2021

Guidance to Factor Revenue and EBITDA Growth from New Acquisition

Performance Marketing Specialist Signs Definitive Agreement to Acquire Brand-First

Digital Marketing Firm SmarterChaos and Female-Centric Performance Ad Network

She Is Media

•	DMS Raises Guidance for Fiscal 2021, Increasing Revenue from $425 Million to $435 Million and EBITDA from $75 Million to $78 Million

•	With this Acquisition, the Total Enterprise Value of the Business Combination of $757 Million Now Represents a Multiple of 9.7x Fiscal Year 2021 Expected Adjusted EBITDA

•	DMS Leverages Proven M&A Playbook Developed Over Nine Successful Deals to Predictably Estimate Growth Impact of Acquisition

•	Previously Announced Transaction Will Introduce DMS as a Publicly Listed Company to Trade on the NYSE

•	Leo Holdings and DMS Merger Vote Date Scheduled for July 14th, with Closing Expected Shortly Thereafter

•	As a Result of Revised Guidance, Increased Confidence, and Strong Company Performance, DMS Sellers Agree to Reduce Minimum Cash Condition for Leo Holdings Transaction

London, UK, & Clearwater, FL – July 2, 2020 – Leo Holdings Corp. (NYSE: LHC), a Cayman Islands exempted Special Purpose Acquisition Company (“Leo”), and Digital Media Solutions LLC (“DMS”), a leading provider of technology and digital performance marketing solutions leveraging innovative, performance-driven brand and marketplace solutions to connect consumers and advertisers, announced today that DMS has entered into a definitive agreement to acquire SmarterChaos, a premier digital marketing and online performance management agency, along with She Is Media, a female-centric performance ad network.

Recently listed among America’s Fastest Growing Companies by Financial Times, SmarterChaos is a brand-first performance marketing firm designed to drive awareness and customer acquisition for brands, including Pepsi, Shipt and Casetify, among others. Offering complementary brand-direct performance marketing capabilities to the DMS suite, SmarterChaos provides an existing roster of name-brand advertiser clients and an extensive network of website publishing partners – instantly expanding the audience profile and media reach of DMS and its own advertiser clients. Similarly, brands engaged with SmarterChaos will benefit from DMS’ mature, powerful customer acquisition platform to further maximize campaign performance.

As part of the same transaction, DMS will also take ownership of She Is Media, a female-centric performance ad network with a mission to connect innovative, influential women bloggers and influencers with brands. With its robust and expansive media partnerships, the She Is Media business is complementary and accretive to the DMS brand-direct performance business. The transaction is expected to close shortly after the closing of DMS’ and Leo’s previously announced business combination transaction, subject to the satisfaction of customary closing conditions.

Matt Frary, the CEO and Founder of SmarterChaos and She Is Media, will be joining DMS as EVP of Brand Strategy, along with other key SmarterChaos and She Is Media employees, to ensure strong business continuity and a smooth integration with DMS.

While the acquisition of SmarterChaos and She Is Media (the “SmarterChaos Acquisition”) is not deemed material to the fiscal year 2020 DMS financial outlook, DMS anticipates a swift contribution to growth as a result of synergies once the transaction is closed and both teams and capabilities of the collective companies are fully integrated. As a result, DMS is increasing its previously provided financial outlook for fiscal year 2021. For fiscal year 2021, DMS now expects revenue of $435 million and EBITDA of $78 million. This compares to previous fiscal year 2021 expectation of $425 million in revenue and $75 million in EBITDA. As a result, the total enterprise value of the Business Combination of $757 million represents a multiple of 9.7x fiscal year 2021 expected adjusted EBITDA compared to prior 10.1x.

DMS financial outlook is as follows:

	Revenue	EBITDA
Fiscal 2020	$340 million	$57 million
Fiscal 2021	$435 million	$78 million

“In successfully executing nine acquisitions since 2016, DMS has consistently seen additive value to the bottom line with our proven M&A playbook. This has helped to both improve our level of performance for our advertiser customers as well as create new revenue opportunities by expanding our reach into new brand relationships, penetrating new channels for growing net new logos, and strengthening our highly diversified vertical customer base” said Joe Marinucci, CEO of DMS. “We are confident that the additions of SmarterChaos and She Is Media will contribute to both organic and inorganic growth for DMS in 2021, and we will continue to assess acquisition targets as an important part of our long term growth strategy.”

In light of the revised guidance, increased confidence, and strong company performance, the DMS sellers have agreed to reduce the minimum cash proceeds required at closing of the Business Combination from $200 million to $100 million. The parties expect that the previously announced $100 million private placement, which is expected to close concurrent with closing of the Business Combination, will be sufficient to satisfy the minimum cash proceeds condition.

SPAC Transaction Overview

As previously announced, Leo and DMS entered into the Business Combination Agreement on April 23, 2020. Leo has scheduled a special meeting to approve the transactions contemplated by the Business Combination Agreement (the “Business Combination”) for July 14, 2020, as described in its definitive proxy statement/prospectus, dated June 24, 2020. The parties expect to close the Business Combination on or about July 15, 2020.

The total enterprise value of the Business Combination of $757 million represents a multiple of 9.7x fiscal year 2021 expected adjusted EBITDA. Leo believes the valuation at consummation of the transaction represents a meaningful discount to relevant public comparable multiples. Additionally, Leo has secured $100 million in commitments from a number of institutional investors to purchase common equity in the post-combination company at $10.00 per share in support of the Business Combination. Once the Business Combination closes, DMS is expected to trade on the NYSE under ticker “DMS”.

The management team owns 54% of DMS with private equity funds managed by Clairvest Group, Inc. (TSX: CVG) owning the remaining 46%. The sellers are expected to retain a significant continuing equity interest in the post-business combination company representing over 40% of the economic interest in the company on a combined basis.

Completion of the Business Combination remains subject to satisfaction of other closing conditions included in the Business Combination Agreement and approval of the transaction by Leo’s shareholders. Accordingly, there can be no assurance that the Business Combination will be consummated.

About Digital Media Solutions LLC

Digital Media Solutions, LLC (DMS) is a leading provider of technology and digital performance marketing solutions leveraging innovative, performance-driven brand direct and marketplace solutions to connect consumers and advertisers. DMS deploys a robust database of consumer intelligence and leverages substantial proprietary media distribution to provide customer acquisition campaigns that grow businesses. Continuing to experience explosive year-over-year growth, DMS has been continuously recognized on the Inc. 5000 list, securing its sixth consecutive ranking in 2019, and the Entrepreneur magazine 360 list. Named one of America’s “Best Places to Work” by Inc. magazine and awarded the Excellence in Lead Generation Award by the LeadsCouncil, DMS brings together some of the industry’s most knowledgeable people, efficient processes and sophisticated technology across the digital marketing spectrum.

About Leo Holdings Corp.

Leo is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Important Information About the Business Combination and Where to Find It

In connection with the Business Combination, Leo has filed with the U.S. Securities and Exchange Commission’s (“SEC”) a final prospectus and definitive proxy statement and has mailed the definitive proxy statement/prospectus and other relevant documents to its shareholders. This press release is not a substitute for the definitive proxy statement/prospectus or any other document that Leo will send to its shareholders in connection with the Business Combination. Investors and security holders of Leo are advised to read the definitive proxy statement/prospectus in connection with Leo’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve the Business Combination (and related matters) because the definitive proxy statement/prospectus contains important information about the Business Combination and the parties to the Business Combination. Shareholders are also be able to obtain copies of the definitive proxy statement/prospectus, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Leo Holdings Corp., 21 Grosvenor Place, London SW1X 7HF, United Kingdom.

Participants in the Solicitation

Leo and its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Leo’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Leo’s directors and officers in Leo’s filings with the SEC, including Leo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 13, 2020, as well as the definitive proxy statement of Leo for the Business Combination. Shareholders can obtain copies of Leo’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Leo’s and DMS’ actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, DMS’ expectations with respect to the future performance of SmarterChaos and She Is Media following consummation of the SmarterChaos Acquisition, Leo’s and DMS’ expectations with respect to future performance and anticipated financial impacts of the proposed Business Combination, the satisfaction of the closing conditions to the SmarterChaos Acquisition and the Business Combination and the anticipated timing of the completion of the SmarterChaos Acquisition and the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Leo’s and DMS’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the SmarterChaos Acquisition or cause the SmarterChaos Acquisition to fail to close; (2) the outcome of any legal proceedings that may be instituted against Leo and DMS following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the shareholders of Leo or other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the Business Combination to fail to close; (5) the amount of redemption requests made by Leo’s shareholders; (6) the inability to obtain or maintain the listing of the post-business combination company’s common stock on the New York Stock Exchange following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed SmarterChaos Acquisition or the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed SmarterChaos Acquisition or Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that DMS or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed Business Combination, including those under “Risk Factors” in the Registration Statement, and in Leo’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Leo cautions that the foregoing list of factors is not exclusive. Leo cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Leo does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Non-GAAP Financial Measure and Related Information

This press release references EBITDA and Adjusted EBITDA, which are financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures do not have a standardized meaning, and the definition of EBITDA or Adjusted EBITDA used by DMS may be different from other, similarly named non-GAAP measures used by others operating in DMS’ industry. In addition, such financial information is unaudited and/or does not conform to SEC Regulation S-X and as a result such information may be presented differently in future filings by the post-business combination company with the SEC.

Investor Contacts

Sherif Guirgis

(310) 483-8958

guirgis@lioncapital.com

Edward Parker

(646) 677-1864

Edward.parker@icrinc.com

Media Contact

Jack Murphy

(646) 677-1834

Jack.murphy@icrinc.com